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Subsidiaries of the Registrant
Rampart Capital Corporation

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
                                                STATE OR JURISDICTION        OTHER JURISDICTIONS IN          AMOUNT
           COMPANY NAME                            OF INCORPORATION              WHICH QUALIFIED             OWNED
Rampart Capital Corporation                             Texas                                                Public
Leissner's Inc.                                         Texas                                                 100%
Rampart Newport Corporation                             Texas                                                 100%
Rampart Facilities Corporation                          Texas                                                 100%
Rampart Properties Corporation                          Nevada                        Texas                   100%
IGBF, Inc.                                              Texas                                                 100%
IGBAF, Inc.                                             Texas                                                 100%
Newport Fund Corporation                               Oklahoma                       Texas                   100%
Rempart Acquisition Corporation, L.L.C.                 Texas                                                 100%
Rempart Ventures Corporation, L.L.C.                    Texas                                                 100%
Source One Capital, L.L.C.                              Nevada                        Texas                   100%
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